UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38297	47-1628077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11120 Four Points Drive, Suite 100, Austin, Texas	78726
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Eric Domagalski resigned as Chief Accounting Officer of SailPoint Technologies Holdings, Inc. (the “Company”), effective December 31, 2021. On January 1, 2022, the Company’s Interim Chief Financial Officer, Cam McMartin, assumed the responsibilities of principal accounting officer. Mr. McMartin did not receive any additional compensation in connection with his assumption of the principal accounting officer responsibilities. The disclosures contained in the Company’s Form 8-K filed on August 31, 2021 regarding Mr. McMartin’s compensation and other information required by Item 5.02(c) of Form 8-K are still correct and accurate in all material respects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: January 6, 2022	By:	/s/ Chris Schmitt
	Name:	Chris Schmitt
	Title:	Executive Vice President, General Counsel and Secretary